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                                                                  EXHIBIT NO. 23

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement Nos. 333-92283, 333-92283-01, 333-92283-02, 333-92283-03, 333-60062, 333-60062-01,
333-60062-02 and 333-60062-03 of Duke Capital Corporation on Form S-3 of our report dated February 19, 2002 (March 14, 2002 as to the acquisition of Westcoast Energy Inc. described in Note 2 and as to the planned sale of DukeSolutions, Inc. described in Notes 3 and 16), appearing in this Annual Report on Form 10-K of Duke Capital Corporation for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Charlotte, North Carolina
March 28, 2002